JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") is entered into and is effective as of this 12 th day of December 2008 BY AND AMONG Green Star Alternative Energy, Inc., a Nevada corporation with principal offices at 1660 Hotel Circle North, Suite 207, San Diego, California 92108 (the "Company"), AND Notos, d.o.o., an entity domiciled in the Republic of Serbia ("Notos") AND Sirius Regulus, d.o.o., an entity domiciled in the Republic of Serbia ("Sirius"). The Company, Notos and Sirius are all hereinafter jointly referred to as the "Parties."

WHEREAS:

    The Parties seek to establish a joint venture (the "Joint Venture") for the planned operation of a wind energy generation project at the Belo Blato wind farm in the Republic of Serbia (the "Wind Farm").

    Subject to the terms and conditions set forth in this Agreement, Notos and Sirius seek to contribute the use of the Wind Farm and provide management to the Joint Venture and Green Star seeks to provide the planned financing needed to undertake the Joint Venture.

    The Parties acknowledge and agree that they have each reviewed and approved the plans and projections prepared for the Joint Venture and that all said plans and projections may be revised as conditions and circumstances require and upon further mutual agreement.

    Each of the Parties warrants and represent that they are experienced and sophisticated in evaluating the risks and uncertainties associated with the formation and operation of a new business venture and each has received a copy of the business plan and related memoranda wherein the plans for this Joint Venture are set forth.

    The Parties acknowledge and agree that in entering into this Agreement they also intend to form an entity domiciled in the Netherlands (the "Netherlands Company") and that, in so doing, all of the assets, liabilities, and business operations conducted in accordance with this Agreement shall thereafter be transferred to and acquired by the Netherlands Company with each of the Parties acquiring an equity interest in the Netherlands Company as set forth in Section 2.01 of this Agreement.

    Subject to the terms and conditions of this Agreement, the Parties hereby enter into this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00 FORMATION OF JOINT VENTURE. In consideration of the promises and covenants recited herein together with other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereby agree to form this Joint Venture upon the following terms and conditions:

1.01 CONTRIBUTION OF THE USE OF THE LAND, ASSETS & MANAGEMENT. Notos and Sirius hereby agree to provide the use of the Wind Farm and all such other assets as reasonably required for the operation of the Wind Farm to the Joint Venture for its sole and exclusive use together with management services as reasonably required for the operation of the Wind Farm.

1.02 FINANCING. The Company hereby agrees to provide and arrange, on a best efforts basis and subject to compliance with applicable securities laws and other laws, the planned financing needed for the operation of the Wind Farm (the "Financing") within ninety days after completion of the wind sensor testing results are available and a copy of said results are received by the Company.

2.00 AGREEMENT TO FORM THE NETHERLANDS COMPANY. The Parties hereto further agree that upon execution of this Agreement, each of the Parties shall take reasonable steps to promptly and without unreasonable delay to form and file the requisite incorporation documents for the Netherlands Company in the Netherlands and that, upon formation of the Netherlands Company, to thereupon transfer and assign all of the assets, liabilities, and business operations relating to, used by, or involving the conduct of this Joint Venture to the Netherlands Company and the latter shall assume all debts and obligations arising out of the Joint Venture. The Parties further agree that:

2.01 Management of Joint Venture Prior to Netherlands Company. Prior to the transfer of the assets, liabilities, and business operations relating to, used by, or involving the conduct of this Joint Venture to the Netherlands Company, all plans and proposals involving or relating to this Joint Venture shall be jointly reviewed and evaluated by each of the Parties and that in the event of any lack of mutual agreement with respect to any such matters, the Parties agree that the Company shall have the right to make any final determination as to all such matters. A copy of all books and records relating to or arising out of this Joint Venture shall be maintained and shared among the Parties and the Parties shall, by subsequent written agreement, determine and assign responsibilities for the preparation of all documents and filings needed or appropriate for the formation of the Netherlands Company.

2.02 Ownership of the Netherlands Company. The Netherlands Company shall be owned as follows: (a) the Company shall own fifty-one percent (51%) of the outstanding voting equity interests of the Netherlands Company; and (b) Notos and Sirius shall jointly own forty-nine percent (49%) of the outstanding voting equity interests of the Netherlands Company. The Company, Notos, and Sirius shall be the sole stockholders of the Company (the "Stockholders").

2.03 Governance of the Netherlands Company. The Netherlands Company shall be governed by a Board of Directors, a majority of which shall be elected by the Company.

2.04 Financing and Distributions. The Parties agree that all arrangements for any planned Financing shall be structured so that each provider of any portion of the Financing shall receive, prior to any distribution to the Stockholders, repayment of principal and all accrued and unpaid interest as set forth in the terms of said Financing.

3.00 COVENANT NOT TO COMPETE. Each of the Parties hereto acknowledge and agree that each has received and has had access to and each will continue to receive and access to certain records, existing business plans, and business research that each other party has conducted in connection with the plans and strategies of the Joint Venture (all said information is hereinafter referred to as "Proprietary Information"). Each of the Parties also acknowledges that each will have access to confidential information about the Joint Venture and the proposed business and strategy of the Joint Venture together with access to other Proprietary Information relating to the plans, proposals, and arrangements relating to the subject matter of this Agreement.

4.00 MUTUAL NON-COMPETITION. Each of the Parties agree that for a period of two (2) years from the date of this Agreement, each Party shall not, unless acting with the express written consent of each other Party to this Agreement, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner or otherwise with any business engaged in the development, sale or distribution of goods or services incorporating the proposed business, products, services, or strategy of this Joint Venture, the Netherlands Company, or both of them within the geographic region of the Joint Venture.

5.00 NON-DISCLOSURE. It is understood and agreed that, in the course of the mutual efforts that each Party has undertaken in connection with effecting the purposes of this Agreement hereunder and through their separate but shared activities for the Joint Venture, each Party agrees to hold and protect all Proprietary Information in trust and confidence for each other Party to this Agreement. Each Party agrees that he shall not, during the term of this Agreement or thereafter, in any fashion, form or manner, directly or indirectly, retain, use, make copies of, divulge, disclose or communicate to any person, in any manner whatsoever, except when necessary or required in the normal course hereunder and for the benefit of the Joint Venture, the Netherlands Company, or both of them.

6.00 TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the Parties with respect to the formation of the Joint Venture, the Netherlands Company, or both of them.

7.00 ASSIGNMENT. This Agreement is personal in nature and no Party shall, without the prior written consent of each other Party, assign or transfer this Agreement or any rights or obligations hereunder.

8.00 Miscellaneous.

8.01 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors of each of the parties to this Agreement.

8.02 Independent Counsel. Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

8.03 Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the Parties and supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten, or related thereto. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited herein above.

8.04 Attorneys Fees. In the event of a dispute between any two or more of the Parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other Parties to the dispute.

8.05 Interpretation. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

8.06 Captions. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

8.07 Amendments. No amendment to this Agreement shall be effective unless the same shall be in writing executed by the party against whom enforcement is sought.

8.08 Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

8.09 Counterparts. This Agreement may be executed in any number of counterparts.

8.10 Expenses Associated With This Agreement. Each of the Parties hereto agrees to bear its own costs, attorneys' fees and related expenses associated with this Agreement.

8.11 Arbitration. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in San Diego, California.

8.11.01 All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following the Parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 8.04 above).

8.11.02 A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

8.12 Power to Bind. A responsible officer of each of the Parties has read and understands the contents of this Agreement and is empowered and duly authorized to execute it.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

FOR THE COMPANY:

By: _____________________________ Jesse M. De Castro	Date: _________________
Its: Chief Financial Officer

FOR NOTOS:

By: _____________________________	Date: _________________
Its: _____________________________

FOR SIRIUS:

By: _____________________________	Date: _________________
Its: _____________________________

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